UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2021

DMY TECHNOLOGY GROUP, INC. VI

(Exact name of registrant as specified in its charter)

Delaware	001-40864	86-3312690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYS.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	DMYS	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On October 1, 2021, dMY Technology Group, Inc. VI (the “Company”) issued a press release announcing the pricing of its initial public offering of 21,000,000 units at a price of $10.00 per unit. The units will be listed on The New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “DMYS.U” beginning on October 1, 2021. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “DMYS” and “DMYS WS,” respectively. The offering is expected to close on October 5, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated October 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY TECHNOLOGY GROUP, INC. VI

	By:	/s/ Niccolo de Masi
	Name:	Niccolo de Masi
	Title:	Chief Executive Officer

Date: October 1, 2021